CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2014, relating to the consolidated financial statements, which appears in 58.com Inc. (the “Company”)’s final prospectus dated on March 28, 2014 for the Company’s public offering filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act on March 28, 2014.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

March 28, 2014